UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2011

STEWART & STEVENSON LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33836	20-3974034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 5900, Houston, TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 751-2700

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On December 23, 2011, Stewart & Stevenson LLC and certain of its subsidiaries (the “Company”) entered into the Third Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. as the administrative agent, collateral agent, lender and export-related lender and the other lenders party thereto.  The Credit Agreement provides for a $250 million asset-based revolving credit facility, which is expandable by a $125 million accordion, and is secured by substantially all accounts receivable, inventory and property, plant and equipment of the Company.  The Credit Agreement expires on December 23, 2016.

The Company may use borrowings under the Credit Agreement for working capital, capital expenditures, repayment of certain debt, debt service and general corporate purposes.  Borrowings under the Credit Agreement bear interest at the rates specified therein and borrowing availability is impacted by the amount of borrowings outstanding, working capital and qualifying assets of the Company and other factors as disclosed in the Credit Agreement.  The Credit Agreement contains customary financial and operating covenants, including the maintenance of a fixed charge coverage ratio under certain circumstances, and restrictions related to the incurrence of certain indebtedness, investments, asset sales, liens and fundamental changes.

To the extent the Company has not, as of the date 60 days prior to the maturity of the Senior Notes, which such Senior Notes maturity is July 15, 2014, either repaid, repurchased or defeased the Senior Notes or extended the maturity of the Senior Notes to a date at least 90 days after the expiration of the Credit Agreement, the amount otherwise available to be borrowed under the Credit Agreement will be subject to reduction by an amount equal to the principal amount of any outstanding Senior Notes the maturity of which has not been so extended, plus $25 million. This availability reduction will be decreased to the extent any outstanding Senior Notes are held by certain affiliates that agree to subordination and enforcement standstill terms with respect to their Senior Notes for the benefit of the lenders under the Credit Agreement. The Credit Agreement also provides that the Company is able, to the extent it satisfies certain financial conditions, to repay or repurchase all or any portion of the Senior Notes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 of this Form 8-K is incorporated by reference under this Item 2.03.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

10.1	Third Amended and Restated Credit Agreement dated as of December 23, 2011 with JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON LLC

By:	/s/ John B. Simmons
John B. Simmons
Chief Financial Officer

December 27, 2011